Exhibit 10.10

FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement made and entered into this 30th day of September, 1999, to be effective November 1, 1998 by and between Sarum Management, Inc., as successor by assignment to The Bell Company, 75 Marc Avenue, Cuyahoga Falls, Ohio 44223 (“Lessor”) and AKW, L.P., 1015 East 12th Street, Suite 200, P.O. Box 29, Erie, PA 16503, as successor by assignment to Kaiser Aluminum & Chemical Corp., a Delaware corporation (hereinafter referred to as “Lessee”)

WITNESSETH:

WHEREAS, the parties hereto, by their predecessors in interest, have entered into a lease agreement dated November 1, 1988 (“Lease Agreement”); and

WHEREAS, said Lease Agreement provided for final renewal option in favor of Lessee commencing November 1, 1998, with an annual rental to be agreed upon between the parties hereto; and

WHEREAS, the parties have negotiated a mutually agreeable term and annual rental for the renewal term which is to commence November 1, 1998; and expire June 30, 2001; and

WHEREAS, the parties have negotiated and agreed to additional modifications to the Lease Agreement.

NOW THEREFORE, for valuable consideration, including the covenants herein contained, receipt of which is hereby acknowledged, the parties agree as follows:

A.                                   Paragraph Three: Term, Renewal and Assignment, is hereby modified by the inclusion of the following paragraph:

Lessee shall have the option to renew the Lease for five (5) additional successive two (2) year periods under the terms and conditions set forth herein, provided written notice of renewal is given to Lessor one hundred fifty (150) days prior to the expiration of the prior term or renewal term. The first additional renewal term shall commence July 1, 2001 (“First Additional Renewal Term”); the second renewal term shall commence July 1, 2003 (“Second Additional Renewal Term”); the third additional renewal terms shall commence July 1, 2005 (“Third Additional Renewal Term”); the fourth additional renewal term shall commence July 1, 2007 (“Fourth Additional Renewal Term”); the fifth additional renewal term shall commence July 1, 2009 (“Fifth Additional Renewal Term”) and expire June 30, 2011.

B.                                     Paragraph Four: Rent, is hereby modified by the inclusion of the following provisions:

The renewal term commencing November 1, 1998 and expiring June 30, 2001 (“Current Renewal Term”), Lessee shall pay annual rental of Three Hundred Seventy

Eighty Six Thousand Nine Hundred Thirty Four and 60/100 Dollars ($386,934.60) (2.938 per sq. ft.) payable in monthly installments of Thirty Two Thousand Two Hundred Forty Four and 55/100 Dollars ($32,244.55).

Should Lessee elect to renew the term of the Lease for the First Additional Renewal Term herein provided, the annual rent for the First Additional Renewal Term (July 1, 2001 – June 30, 2003) shall be Four Hundred Ten Thousand Four Hundred Ninety Eight and 92/100 Dollars ($410,498.92) payable in monthly installments of Thirty Four Thousand Two Hundred Eight and 24/100 Dollars ($34,208.24).

Should Lessee elect to renew the Lease for the Second Additional Renewal Term (July 1, 2003 – June 30, 2005), the annual rent for the Second Additional Renewal Term shall be Four Hundred Thirty Five Thousand Four Hundred Ninety Eight and 30/100 Dollars ($435,498.30), payable in monthly installments of Thirty Six Thousand Two Hundred ninety One and 53/100 Dollars ($36,291.53).

Should Lessee elect to renew the Lease for the Third Additional Renewal Term (July 1, 2005 – June 30, 2007), the annual rent for the Third Additional Renewal Term shall be Four Hundred Sixty Two Thousand Twenty and 15/100 Dollars ($462,020.15) payable in monthly installments of Thirty Eight Thousand Five Hundred One and 68/100 Dollars ($38,501.68).

Should Lessee elect to renew the Lease for the Fourth Additional Renewal Term (July 1, 2007 – June 30, 2009), the annual rent for the Fourth Additional Renewal Term shall be Fourth Additional Renewal Term shall be Four Hundred Ninety thousand One Hundred Fifty Seven and 17/100 Dollars ($490,157.17) payable in monthly installments of Forty Thousand Eight Hundred Forty Six and 43/100 Dollars ($40,846.43).

Should Lessee elect to renew the Lease for the Fifth Additional Renewal Term (July 1, 2009 – June 30, 2011), the annual rent for the Fifth Additional Renewal Term shall be Five Hundred Twenty Thousand Seven and 07/100 Dollars ($520,007.75) payable in monthly installments of Forty Three Thousand Three Hundred thirty Three and 98/100 Dollars ($43,333.98).

C.                                     Paragraph Five: Taxes and Utilities, shall be modified by the deletion of the first paragraph thereof and the substitution therefore of the following:

Except as set forth in this paragraph, all real estate taxes, assessments and levies, whether general or special, ordinary or extraordinary, of every nature or kind whatsoever which may taxed, charged, assessed, levied or imposed at any time during the term of this Lease against the Leased Premises, shall be paid by Lessee. Notwithstanding the foregoing, Lessee shall not be required to pay any assessments against the Leased Premises in conjunction with any future constructions of improvements to Marc Avenue or any utilities and/or sidewalks abutting the Leased Premises.

D.                                    Paragraph Six: Acceptance and Maintenance shall be modified by the deletion of the third paragraph thereof and the substitution of the following:

Lessor shall maintain the exterior of the Leased Premises and common exterior grounds, provided, however, that Lessee shall be obligated to maintain and or repairing any damage to the interior of the Leased Premises or the exterior of the Leased Premises caused by misuse or the careless negligent or wrongful acts of Lessee’s agents, invitees, and employees, ordinary wear and tear and depreciation accepted and further provided that Lessee shall be obligated to repair and/or maintain any Capital Improvements made by Lessee in accordance with G hereof.

E.                                      Paragraph Seven: Right of Access, Ingress & Egress Improvement & Maintenance is hereby modified by deletion of the second paragraph thereof and substitution therefore the following:

Lessor shall properly maintain existing access to the Leased Premises.

F.                                      Paragraph Thirteen shall be modified with the deletion of the entire provision and the substitution therefore of the following:

Notices required hereunder shall be forwarded, by certified mail to the parties at the following address:

Lessor:	Sarum Management, Inc.
75 Marc Avenue
Cuyahoga Falls, Ohio 44223
Attn: Michael Bell, Jr.

Lessee:	AKW L.P.
1015 East 12th Street
Suite 200
P.O. Box 29
Erie, PA 16503

With Copy to:	Amer Cunningham Brennan Co., L.P.A.
600 Key Building
159 South Main Street
Akron,Ohio 44308
Attn: Andrew R. Duff

G.                                     Fifteen: Capital Improvement Credit shall be deemed an additional provision to the Lease Agreement.

Lessee shall have until November 1, 1999, to make all or a portion of the following Capital Improvements to the existing facility:

(a)                                  Pressure wash and paint the exterior of the building upon the Leased Premises.

(b)                                 Blacktop the employee parking areas and other portions of the parking lot.

(c)                                  Install pole lighting for the East and West end employee parking areas.

The foregoing (a),(b), and (c) shall be hereinafter referred to as Permitted Capital Improvements.

Any of said Permitted Capital Improvements or any further Capital Improvements which Lessee desires to perform shall be subject to Lessors prior approval, which approval should not be unreasonably withheld or delayed, and all work shall be done in a. workmanlike manner which does not create any present or future liability to Lessor such as for storm drainage, etc.

All such Permitted Capital Improvements shall be performed by Lessee at its sole cost and expense subject to the rent credit hereinafter provided.

To the extent that Permitted Capital Improvements described above are made by Lessee, as herein provided, Lessee shall be entitled to a credit against the monthly installment of annual rent calculated by amortizing the total cost of the Permitted Capital Improvements herein permitted (not to exceed $145,000.00) over the period commencing November 1, 1998 and ending October 31, 2003 with zero (0%) percent interest. In calculating the aforementioned Rental Credit, the cost of the Permitted Capital Improvement shall be based upon actual costs obtained from third party contractors, with negotiations on an arms length basis, and without any inclusion of overhead or other miscellaneous to Lessee. In no event shall the Rent Credit for Permitted Capital Improvements exceed twenty two cents per sq. ft. ($.22) per annum or ($.018) per sq. ft. per month.

H.                                    All terms and conditions of the Lease Agreement not hereby modified shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have hereunto set their hands on the 30th day of September, 1999.

Witnesses:	Sarum Management, Inc.

/s/ [ILLEGIBLE] Gallagher	By:	/s/ Michael E. Bell

/s/ [ILLEGIBLE] Allen	Its:	President

Witnesses:	AKW, L.P.

/s/ Lydia J. Parker	By:	/s/ William P. Greubel
Manager, AKW General Partner
/s/ Tina G. Dickenson	Its:	L.L.C., its General Partner

STATE OF OHIO	)
) SS:
COUNTY OF SUMMIT	)

BEFORE ME, a Notary Public, in and for said County and State, personally appeared the above-named, Sarum Management, Inc., by Michael E. Bell, its President, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed and the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 30th day of September, 1999.

/s/ Patricia Ruschak
Notary Public

STATE OF KENTUCKY	)
) SS:
COUNTY OF HENDERSON	)

BEFORE ME, a Notary Public, in and for said County and State, personally appeared the above-named, AKW, L.P., by William P. Greubel, its Manager, AKW General Partner L.L.C., its General Partner, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed and the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 14th day of September, 1999.

/s/ Sara Williams
Notary Public